Exhibit 99

Form 4 Joint Filer Information

Name:	BB Biotech AG(1)

Address:	Vordergasse 3
	8300 Schaffhausen CH/Switzerland

Issuer & Ticker Symbol: Virologic, Inc. (VLGC)

Date of Event Requiring Statement: 12/29/03

Signature: 	/s/ Adrian Bruengger
	Signatory Authority for Biotech Growth N.V.
	and BB Biotech AG

(1) Biotech Growth N.V. is a wholly-owned subsidiary of BB
Biotech AG. Accordingly, BB Biotech AG may be deemed to be the indirect beneficial owner of the securities of Virologic Inc. held directly or indirectly by Biotech Growth N.V. This Form 4 is filed jointly by BB Biotech AG and Biotech Growth N.V.